Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S.Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principaltransactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                         Registrant
                                       IRS Number        Purchases
Name of Entity                                           (000s omitted)
TORONTO DOMINION BANK                   13-5640479       113,250,000
BNP PARIBAS SECURITIES CORP.            13-3235334       89,583,785
WELLS FARGO BANK                        41-0449260       81,123,326
BANK OF AMERICA SECURITIES LLC          56-2058405       56,803,757
CITIGROUP, INC.                         52-1568099       50,727,879
JPMORGAN CHASE & CO.                    13-3224016        9,213,681
CREDIT SUISSE FIRST BOSTON CORP.        13-5659485        6,122,774
DEUTSCHE BANK SECURITIES, INC.          13-2730328        6,610,858
MORGAN STANLEY CO INCORPORATED          13-2665598        4,068,195
BARCLAYS CAPITAL INC.                   05-0346412        3,405,561

                                                           Sales by
                                        IRS Number         Registrant
Name of Entity                                            (000s omitted)
TORONTO DOMINION BANK                   13-5640479                0
BNP PARIBAS SECURITIES CORP.            13-3235334          477,848
WELLS FARGO BANK                        41-0449260          496,111
BANK OF AMERICA SECURITIES LLC          56-2058405        2,672,246
CITIGROUP, INC.                         52-1568099        3,753,586
JPMORGAN CHASE & CO.                    13-3224016        7,844,257
CREDIT SUISSE FIRST BOSTON CORP.        13-5659485        5,054,874
DEUTSCHE BANK SECURITIES, INC.          13-2730328        3,705,748
MORGAN STANLEY CO INCORPORATED          13-2665598        2,280,833
BARCLAYS CAPITAL INC.                   05-0346412        2,681,061


23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
681,676,720 D. Total Sales: 78,766,253

                               SCREEN NUMBER : 12